   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1997


                                                      REGISTRATION NO. 333-36429
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          BIOANALYTICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    INDIANA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      3815
                          (PRIMARY S.I.C. CODE NUMBER)

                                   35-1345024
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                            ------------------------

                                2701 KENT AVENUE
                         WEST LAFAYETTE, INDIANA 47906
                                 (765) 463-4527
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               PETER T. KISSINGER
                                   PRESIDENT
                          BIOANALYTICAL SYSTEMS, INC.
                                2701 KENT AVENUE
                         WEST LAFAYETTE, INDIANA 47906
                                 (765) 463-4527
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                                BERKLEY W. DUCK
                           ICE MILLER DONADIO & RYAN
                         ONE AMERICAN SQUARE, BOX 82001
                        INDIANAPOLIS, INDIANA 46282-0002
                                 (317) 236-2270
                                 MARK SHAEVSKY
                        HONIGMAN MILLER SCHWARTZ & COHN
                          2290 FIRST NATIONAL BUILDING
                              660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3583
                                 (313) 256-7562

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                PROPOSED MAXIMUM           PROPOSED
       TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)           PER SHARE(2)        OFFERING PRICE(2)     REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Shares........................       1,437,500                $8.00               $11,500,000               $3,485
==============================================================================================================================

(1) Includes 225,000 Common Shares that may be sold if the over-allotment option granted to the Underwriters is exercised in full. See "Underwriting."

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3) Previously paid.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of the estimated expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered:

                          EXPENSES                            AMOUNT*
                          --------                            -------
Securities and Exchange Commission registration fee.........  $  5,750
National Association of Securities Dealers, Inc. fee........     2,398
NASDAQ fee..................................................    27,500
Printing and engraving expenses.............................   100,000
Legal fees and expenses.....................................   100,000
Accounting fees and expenses................................   100,000
Blue Sky fees and expenses (including fees of counsel)......    10,000
Transfer agent and registrar fees and expenses..............     5,000
Miscellaneous...............................................   149,352
                                                              --------
     Total..................................................  $500,000
                                                              ========

-------------------------
* All of the expenses, except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq fee, are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Business Corporation Law ("BCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonable believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

     The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

     Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

     In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

     Reference is made to Article V of the Amended and Restated Articles of Incorporation of the Registrant concerning indemnification of directors, officers, employees and agents.

     The Registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant has issued the following securities during the three year period ended September 24, 1997:

          1. An aggregate of 142,560 Common Shares were issued to five key employees at various times upon the exercise of options granted pursuant to the Registrant's 1990 Employee Stock Option Plan for consideration equal to the fair market value of the shares purchased on the date of the option grant. The issuance of these Common Shares was exempt from registration under the Securities Act by reason of Rule 701 of the Commission and
     Section 4(2) thereof.

          2. An aggregate of 22,572 Common Shares were issued on April 3, 1995, to a single individual in connection with and as partial consideration for the acquisition by the Registrant of all of the outstanding shares of Technicol Ltd. The issuance of these Common Shares was exempt from registration under the Securities Act by reason of Section 4(2) thereof.

     The share data set forth above has been adjusted for the 4.514 for 1 share split described in the Prospectus.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

     The list of exhibits is incorporated herein by reference to the Index to Exhibits.

     (b) Financial Statement Schedules:

     No schedules have been provided because the required information is not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liabilities under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus to be filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WEST LAFAYETTE, STATE OF INDIANA, ON THE 24TH DAY OF NOVEMBER, 1997.


                                          BIOANALYTICAL SYSTEMS, INC.

                                          By:    /s/ PETER T. KISSINGER
                                            ------------------------------------
                                                    Peter T. Kissinger,
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                   CAPACITY                        DATE
                ---------                                   --------                        ----
          /s/ PETER T. KISSINGER             President and Chief Executive Officer    November 24, 1997
------------------------------------------   (Principal Executive Officer) and
            Peter T. Kissinger               Director

        /s/ CANDICE B. KISSINGER*            Director                                 November 24, 1997
------------------------------------------
           Candice B. Kissinger

           /s/ RONALD E. SHOUP*              Director                                 November 24, 1997
------------------------------------------
             Ronald E. Shoup

          /s/ WILLIAM BAITINGER*             Director                                 November 24, 1997
------------------------------------------
            William Baitinger

           /s/ THOMAS A. HIATT*              Director                                 November 24, 1997
------------------------------------------
               Thomas Hiatt

           /s/ JOHN KRAEUTLER*               Director                                 November 24, 1997
------------------------------------------
              John Kraeutler

          /s/ W. LEIGH THOMPSON*             Director                                 November 24, 1997
------------------------------------------
            W. Leigh Thompson

          /s/ William Mulligan*              Director                                 November 24, 1997
------------------------------------------
             William Mulligan

          /s/ MICHAEL CAMPBELL*              Director                                 November 24, 1997
------------------------------------------
              Mike Campbell

          /s/ DOUGLAS P. WIETEN*             (Principal Financial Officer and         November 24, 1997
------------------------------------------   Accounting Officer)
              Douglas Wieten


-------------------------
* Signed by Peter T. Kissinger, Attorney-in-fact.

                          BIOANALYTICAL SYSTEMS, INC.

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1

                               INDEX TO EXHIBITS

NUMBER ASSIGNED IN
  REGULATION S-K     EXHIBIT
     ITEM 601        NUMBER                        DESCRIPTION OF EXHIBIT
------------------   -------                       ----------------------
        (1)           1.1       Form of Underwriting Agreement*
        (2)                     No Exhibit
        (3)           3.1       Form of Second Restated Articles of Incorporation of
                                Bioanalytical Systems, Inc.*
                      3.2       Form of Second Restated Bylaws of Bioanalytical Systems,
                                Inc.*
        (4)           4.1       Form of Specimen Certificate for Common Shares*
                      4.2       See Exhibits 3.1 and 3.2*
                      4.3       Letter Agreement dated October 10, 1997, by and among
                                Bioanalytical Systems, Inc., Primus Capital Fund II, L.P.
                                and Middlewest Ventures II, L.P.*
        (5)           5.1       Opinion of Ice Miller Donadio & Ryan*
        (6)                     No Exhibit
        (7)                     No Exhibit
        (8)                     No Exhibit
        (9)                     No Exhibit
       (10)          10.1       Form of Employee Confidentially Agreement*
                     10.2       Bioanalytical Systems, Inc. Outside Director Stock Option
                                Plan*
                     10.3       Form of Bioanalytical Systems, Inc. Outside Director Stock
                                Option Agreement*
                     10.4       Bioanalytical Systems, Inc. 1990 Employee Incentive Stock
                                Option Plan*
                     10.5       Form of Bioanalytical Systems, Inc. 1990 Employee Incentive
                                Stock Option Agreement*
                     10.6       Letter/Loan Agreement by and between Bioanalytical Systems,
                                Inc. and Bank One, Lafayette, N.A. dated May 31, 1997 for up to $5,000,000 Construction Loan*
                     10.7       Note for $4,720,000 executed by Bioanalytical Systems, Inc., in favor of Bank One, Lafayette, N.A., dated July 19, 1996*
                     10.8       Loan Agreement by and between Bioanalytical Systems, Inc.
                                and Bank One, Lafayette, N.A., dated July 22, 1992 for up to
                                $700,000*
                     10.9       Credit Agreement by and between Bioanalytical Systems, Inc.
                                and Bank One, Lafayette, N.A., dated July 24, 1992 relating to loan of up to $300,000*
                     10.10      Promissory Note for $300,000 executed by Bioanalytical
                                Systems, Inc. in favor of Bank One, Lafayette, N.A. dated
                                July 24, 1992.*
                     10.11      Letter Loan Agreement by and between Bioanalytical Systems,
                                Inc. and Bank One, Indiana, N.A., dated April 15, 1997.*
                     10.12      Promissory Note for $2,200,000 executed by Bioanalytical
                                Systems, Inc. in favor of Bank One, Indiana, N.A. dated May
                                9, 1997*
                     10.13      [Reserved]
                     10.14      Indemnifying Mortgage by and between Bioanalytical Systems,
                                Inc. and Bank One, Lafayette, N.A. dated January 23, 1987.*

-------------------------
* Previously Filed.

NUMBER ASSIGNED IN
  REGULATION S-K     EXHIBIT
     ITEM 601        NUMBER                        DESCRIPTION OF EXHIBIT
------------------   -------                       ----------------------
                     10.15      Real Estate Mortgage by and between Bioanalytical Systems,
                                Inc. and Bank One, Lafayette, N.A., dated July 19, 1996*
                     10.16      Security Agreement by and between Bioanalytical System, Inc.
                                and Bank One, Lafayette, N.A., dated April 22, 1991*
                     10.17      Security Agreement by and between Bioanalytical Systems,
                                Inc. and Bank One, Lafayette, N.A., dated August 22, 1996.*
                     10.18      Master Lease Agreement by and between Bioanalytical Systems,
                                Inc. and Banc One Leasing Corporation, dated November 9,
                                1994*
                     10.19      Financing Lease by and between Bioanalytical Systems, Inc.
                                and Banc One Leasing Corporation, dated November 9, 1994*
                     10.20      Purchase Agreement Commercial-Industrial Real Estate by and
                                between Great Lakes Chemical Corporation and Bioanalytical
                                Systems, Inc.*
                     10.21      Letter Loan Agreement by and between Bioanalytical Systems,
                                Inc. and Bank One, Indiana N.A. dated September 22, 1997 for up to a $1,000,000 non-revolving line of credit to support capital expenditures*
                     10.22      Note for $1,000,000 executed by Bioanalytical Systems, Inc.
                                in favor of Bank One, Indiana N.A. dated September 22, 1997*
                     10.23      Credit Agreement by and between Bioanalytical Systems, Inc.
                                and Bank One, Indiana, N.A. dated July 24, 1997*
                     10.24      Credit Agreement by and between Bioanalytical Systems, Inc.
                                and Bank One, Indiana, N.A. dated August 30, 1996*
                     10.25      Real Estate Mortgage by and between Bioanalytical Systems,
                                Inc. and Bank One Lafayette N.A. dated July 24, 1992.*
                     10.26      Bioanalytical Systems, Inc. 1997 Employee Incentive Stock
                                Option Plan*
                     10.27      Form of Bioanalytical Systems, Inc. 1997 Employee Incentive
                                Stock Option Agreement*
                     10.28      1997 Bioanalytical Systems, Inc. Outside Director Stock
                                Option Plan*
                     10.29      Form of Bioanalytical Systems, Inc. 1997 Outside Director
                                Stock Option Agreement*
       (11)          11.1       Statement Regarding Computation of Per Share Earnings*
       (12)                     No Exhibit
       (14)                     No Exhibit
       (15)                     No Exhibit
       (16)                     No Exhibit
       (21)          21.1       List of Subsidiaries*
       (23)          23.1       Consent of Ice Miller Donadio & Ryan (included in Exhibit
                                5.1)*
                     23.2       Consent of Ernst & Young LLP, independent auditors
       (24)          24.1       See Signature Page*
       (25)                     No Exhibit
       (26)                     No Exhibit
       (27)          27.1       Financial Data Schedule*
       (28)                     No Exhibit
       (99)                     No Exhibit

-------------------------
* Previously Filed.